AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 8, 2008
Registration Statement No. 33-_______________

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
____________________
FORM S-8
Registration Statement
Under the
Securities Act of 1933
_________________________________________________________________

ANHEUSER-BUSCH COMPANIES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	43-1162835
(State or Other Jurisdiction	(IRS Employer
of Incorporation or Organization)	Identification No.)

One Busch Place
St. Louis, Missouri  63118
(Address of Principal Executive Offices)

Anheuser-Busch Deferred Income Stock Purchase and Savings Plan
(For Certain Hourly Employees of Anheuser-Busch Companies, Inc. and its Subsidiaries)
(Full Title of the Plan)

JoBeth G. Brown
Vice President and Corporate Secretary
Anheuser-Busch Companies, Inc.
One Busch Place
St. Louis, Missouri 63118
(Name and Address of Agent for Service)

(314) 577-3314
Telephone Number, Including Area Code of Agent for Service

CALCULATION OF REGISTRATION FEE
Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share*	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $1.00 per share	500,000	$50.14	$25,070,000	$985.25

*Estimated solely for purposes of calculating the registration fee.  In accordance with Rule 457(h)(1), the proposed offering price of shares was based on the average of the high and low prices reported on the New York Stock Exchange on May 2, 2008.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

PART I

The Section 10(a) prospectus relating to the Plan is omitted from this Registration Statement pursuant to the Note to Part I of Form S-8.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

CERTAIN FINANCIAL INFORMATION

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference in this registration statement:

(a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2007.

(b) The Form 11-K of the Plan for the year ended March 31, 2007.

(c) The descriptions of the Registrant’s shares of common stock contained in the Registrant’s registration statements filed under the Securities Exchange Act of 1934, File No. 1-7823, including any amendment or report filed for the purpose of updating such descriptions.

All documents subsequently filed by the Registrant or the Plan pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such documents (but this shall not include any document that is merely furnished to the Securities and Exchange Commission).

Item 4. Description of Securities.

The Registrant’s common stock is registered under Section 12(b) of the Securities Exchange Act of 1934, as amended.

Item 5. Interests of Named Experts and Counsel.

The financial statements incorporated in this Registration Statement pursuant to Item 3 have been so incorporated in reliance of the report of PricewaterhouseCoopers, LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

Thomas Larson, Esq., Associate General Counsel of the Registrant, has passed upon the legality of the shares offered under this registration statement.

Mark Voelpel, Esq., Associate General Counsel of the Registrant, has passed upon the compliance of certain amendments of the Plan with ERISA.

Item 6. Indemnification of Directors and Officers.

The Delaware General Corporation Law permits the indemnification by a Delaware corporation of its directors, officers, employees and other agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than derivative actions which are by or in the right of the corporation) if they acted in good faith in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.  A similar standard of care is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with defense or settlement of such an action and requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation.

The Registrant’s Restated Certificate of Incorporation provides that each person who was or is made a party to, or is involved in, any action, suit or proceeding by reason of the fact that he or she is or was a director or officer of the Registrant (or was serving at the request of the Registrant as a director, officer, employee or agent for another entity) while serving in such capacity will be indemnified and held harmless by the Registrant to the full extent authorized or permitted by Delaware law.  The Restated Certificate also provides that the Registrant may purchase and maintain insurance and may also create a trust fund, grant a security interest and/or use other means (including establishing letters of credit, surety bonds and other similar arrangements), and may enter into contracts providing for indemnification, to ensure full payment of indemnifiable amounts.

The Registrant has entered into indemnification agreements with its directors and its executive officers.

Item 7. Exemptions from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

5.1	Opinion and consent of Thomas Larson, Esq., Associate General Counsel of the Registrant, concerning the legality of the shares of common stock being registered hereunder.

5.2	Internal Revenue Service Determination Letter dated November 29, 2001.

5.3	Opinion and Consent of Mark Voelpel, Associate General Counsel of the Registrant, concerning the compliance of the Plan with the requirements of ERISA.

23	Consent of Independent Accountants

24	Power of Attorney executed by directors and officers of the Registrant.

Item 9. Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement.  Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A. Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

B. Paragraphs (a)(1)(i), (a)(1)(ii), (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form or prospectus filed pursuant to Rule 424(B) that is part of the registration statement.

C. Provided further, however that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is an offering of asset-based securities on Form S-1, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                      (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

                      (5) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i.	If the registrant is relying on Rule 430B:

A.	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii.
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

                      (6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant.  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Louis, State of Missouri, on May 8, 2008.

ANHEUSER-BUSCH COMPANIES, INC.

By: /s/ JOBETH G. BROWN
JoBeth G. Brown
(Vice President and Corporate Secretary)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated:

		Title	Date

/s/AUGUST A. BUSCH IV	*	President and Chief	May 8, 2008
August A. Busch IV		Executive Officer and
Director (Principal
Executive Officer)

/s/W. RANDOLPH BAKER	*	Vice President	May 8, 2008
W. Randolph Baker		and Chief Financial
Officer (Principal
Financial Officer)

/s/JOHN F. KELLY	*	Vice President and	May 8, 2008
John F. Kelly		Controller (Principal
Accounting Officer)

/s/AUGUST A. BUSCH III	*	Director	May 8, 2008
August A. Busch III

/s/CARLOS FERNANDEZ G.	*	Director	May 8, 2008
Carlos Fernandez G.

/s/JAMES J. FORESE	*	Director	May 8, 2008
James J. Forese

/s/JAMES R. JONES	*	Director	May 8, 2008
James R. Jones

/s/VERNON R. LOUCKS, JR.	*	Director	May 8, 2008
Vernon R. Loucks, Jr.

/s/VILMA S. MARTINEZ	*	Director	May 8, 2008
Vilma S. Martinez

		Director	May 8, 2008
William Porter Payne

/s/JOYCE M. ROCHÉ	*	Director	May 8, 2008
Joyce M. Roché

/s/HENRY HUGH SHELTON	*	Director	May 8, 2008
Henry Hugh Shelton

/s/PATRICK T. STOKES	*	Director	May 8, 2008
Patrick T. Stokes

		Director	May 8, 2008
Andrew C. Taylor

		Director	May 8, 2008
Douglas A. Warner III

/s/EDWARD E. WHITACRE, JR.	*	Director	May 8, 2008
Edward E. Whitacre, Jr.

* By: /s/ JOBETH G. BROWN
JoBeth G. Brown
Attorney-in-Fact

The Plan.  Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Plan) of the Plan have duly caused this registration statement to be signed by the undersigned thereunto duly authorized in the City of St. Louis, State of Missouri on May 8, 2008.

ANHEUSER-BUSCH DEFERRED INCOME
STOCK PURCHASE AND SAVINGS PLAN
(FOR CERTAIN HOURLY EMPLOYEES OF
ANHEUSER-BUSCH COMPANIES, INC. AND
ITS SUBSIDIARIES)

By:  ANHEUSER-BUSCH COMPANIES, INC.,
as Plan Administrator

By:       /s/JAMES BRICKEY
             James Brickey
             Vice President, Human Resources and
             Total Rewards

EXHIBIT INDEX

5.1	Opinion and consent of Thomas Larson, Esq., Associate General Counsel of the Registrant, concerning the legality of the shares of common stock being registered hereunder.

5.2	Internal Revenue Service Determination Letter dated November 29, 2001.

5.3	Opinion and consent of Mark Voelpel, Associate General Counsel of Registrant, concerning the compliance of the Plan with the requirements of ERISA.

23	Consent of Independent Accountants.

24	Power of Attorney executed by directors and officers of the Registrant.